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                                                                  EXHIBIT 10.51


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                                CREDIT AGREEMENT

                                 by and between

                 JALATE LIMITED, INC., A CALIFORNIA CORPORATION

                                       and

                        WELLS FARGO HSBC TRADE BANK, N.A.

                                   Dated as of

                                  May 31, 1997

                   =========================================

                        Exhibit A - Addendum To Agreement
                       Exhibit B - Facility Supplement(s)
                 Exhibit C - Collateral/Credit Support Document



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WELLS FARGO HSBC TRADE BANK                                     CREDIT AGREEMENT
================================================================================

JALATE LIMITED, INC., a California corporation ("Borrower"), organized under the laws of the State of California whose chief executive office is located at the address specified after its signature to this Agreement ("Borrower's Address") and WELLS FARGO HSBC TRADE BANK, N.A. ("Trade Bank"), whose address is specified after its signature to this Agreement, have entered into this CREDIT AGREEMENT as of May 31, 1997 ("Effective Date"). All references to this "Agreement" include those covenants included in the Addendum ("Addendum") attached as Exhibit A hereto.


                              I. CREDIT FACILITIES

         1.1 THE FACILITIES. Subject to the terms and conditions of this Agreement, Trade Bank will make available to Borrower each of those credit facilities ("Facilities") for which a Facility Supplement ("Supplement") is attached as Exhibit B hereto, Additional terms for each individual Facility (and each subfacility thereof ("Subfacility")) are set forth in the Supplement for that Facility. Each Facility will be available from the closing Date until the Facility Termination Date for that Facility. Collateral and credit support required for each Facility are also set forth in the Supplement for each Facility. Definitions for those capitalized terms not otherwise defined are contained in Article 8 below.

         1.2 CREDIT EXTENSION LIMIT. The aggregate outstanding amount of all Credit Extensions may at no time exceed Four Million Dollars ($4,000,000) ("Overall Credit Limit"). The aggregate outstanding amount of all Credit Extensions outstanding at any time under any Facility may not exceed that amount specified as the "Credit Limit" in the Supplement for that Facility, and the aggregate outstanding amount of all Credit Extensions outstanding at any time under each Subfacility (or any subcategory thereof) may not exceed that amount specified as the "Credit Sublimit" in the Supplement for the relevant Facility. An amount equal to 100% of each unfunded Credit Extension shall be used in calculating the outstanding amount of Credit Extensions under this Agreement.

         1.3 REPAYMENT; INTEREST AND FEES. Each funded Credit Extension shall be repaid by Borrower, and shall bear interest from the date of disbursement at those per annum rates and such interest shall be paid, at the times specified in the applicable Supplement, Note or Facility Document. With respect to each Facility, Borrower agrees to pay to Trade Bank the fees specified in the related Supplement as well as those fees specified in the relevant Facility
Document(s). Interest and fees will be calculated on the basis of a 360 day year, actual days elapsed. Any overdue payments of principal (and interest to the extent permitted by law) shall bear interest at a per annum floating rate equal to the Prime Rate plus 5.0%.

         1.4 PREPAYMENTS. Credit Extensions under any Facility may only be prepaid in accordance with the terms of the related Supplement. At the time of any prepayment (including, but not limited to, any prepayment which is a result of the occurrence of an Event of Default and an acceleration of the Obligations) Borrower will pay to Trade Bank all interest accrued on the amount so prepaid to the date of such prepayment and all costs, expenses and fees specified in the Loan Documents.

                       II. REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Trade Bank that the following representations and warranties are true and correct:

         2.1 LEGAL STATUS. Borrower is duly organized and existing and in good standing under the laws of the jurisdiction indicated in this Agreement, and is qualified or licensed to do business in all jurisdictions in which such qualification or licensing is required and in which the failure to so qualify or to be so licensed could have a material adverse affect on Borrower.

         2.2 AUTHORIZATION AND VALIDITY. The execution, delivery and performance of this Agreement, and all other Loan Documents to which Borrower is a party, have been duly and validly authorized, executed and delivered by Borrower and constitute legal, valid and binding agreements of Borrower, and are enforceable against Borrower in accordance with their respective terms.

         2.3 BORROWER'S NAME. The name of Borrower set forth at the end of this Agreement is its correct name. If Borrower is conducting business under a fictitious business name, Borrower is in compliance with all laws relating to the conduct of such business under such name.

        2.4 FINANCIAL CONDITION AND STATEMENTS. All financial statements of Borrower delivered to Trade Bank have been prepared in conformity with GAAP, and completely and accurately reflect the financial condition of Borrower (and any consolidated Subsidiaries) at the times and for the periods stated in such financial statements. Neither Borrower nor any Subsidiary has any material contingent liability not reflected in the aforesaid financial statement. Since the date of the financial statements delivered to Trade Bank for the last fiscal period of Borrower to end before the Effective Date, there has been no material adverse change in the financial condition, business or prospects of Borrower. Borrower is solvent.


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         2.5 LITIGATION. Except as disclosed in writing to Trade Bank prior to the Effective Date, there is no action, claim, suit, litigation, proceeding or investigation pending or (to best of Borrower's knowledge) threatened by or against or affecting Borrower or any Subsidiary in any court or before any governmental authority, administrator or agency which may result in (a) any material adverse change in the financial condition or business of Borrower, or
(b) any material impairment of the ability of Borrower to carry on its business in substantially the same manner as it is now being conducted.

         2.6 OTHER OBLIGATIONS. Except as disclosed in writing to Trade Bank prior to the Effective Date, neither Borrower nor any Subsidiary are in default of any obligation for borrowed money, any purchase money obligation or any material lease, commitment, contract, instrument or obligation.

         2.7 NO DEFAULTS. No Event of Default, and event which with the giving of notice or the passage of time or both would constitute an Event of Default, has occurred and is continuing.

         2.8 INFORMATION PROVIDED TO TRADE BANK. The information provided to the Trade Bank concerning Borrower's business is true and correct.

         2.9 ENVIRONMENTAL MATTERS. Except as disclosed by Borrower to Bank in writing prior to the Effective Date, Borrower (as well as any Subsidiary) is each in compliance in all material respects with all applicable Federal or state environmental, hazardous waste, health and safety statutes, and any rules or regulations adopted pursuant thereto, which govern or affect any of Borrower's or any Subsidiary's operations and/or properties, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Resource Conservation and Recovery Act of 1976, the Federal Toxic Substances Control Act and the California Health and Safety Code, as any of the same may be amended, modified or supplemented from time to time. None of the operations of Borrower or of any Subsidiary is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure is needed to respond to a release of any toxic or hazardous waste or substance into the environment.


                     III. CONDITIONS TO EXTENDING FACILITIES

         3.1 Conditions to Initial Credit Extension. The obligation of Trade Bank to make the first Credit Extension is subject to the fulfillment to Trade Bank's satisfaction of the following conditions:

             (a) APPROVAL OF TRADE BANK COUNSEL. All legal matters relating to making the Facilities available to Borrower must be satisfactory to counsel for Trade Bank.

             (b) DOCUMENTATION. Trade Bank must have received, in form and substance satisfactory to Trade Bank, the following documents and instruments duly executed and in full force and effect:

                    (1) a corporate borrowing resolution and incumbency certificate if Borrower is a corporation, a partnership or joint venture borrowing certificate if Borrower is a partnership or joint venture, and a limited liability company borrowing certificate if Borrower is a limited liability company;

                    (2) the Facility Documents for each Facility, including, but not limited to, note(s) ("Notes") for any Revolving Credit or Term Loan Facility, Trade Bank's standard Continuing Commercial Letter of Credit Agreement or Continuing Standby Letter of Credit Agreement for any letter of credit Facility;

                    (3) those guarantees, security agreements, deeds of trust, subordination agreements, intercreditor agreements, factoring agreements, tax service contracts, and other Collateral Documents required by Trade Bank to evidence the collateral/credit support specified in the Supplement;

                    (4) if an audit or inspection of any books, records or property is specified in the Supplement for any Facility, an audit or inspection report from Wells Fargo or another auditor or inspector acceptable to Trade Bank reflecting values and property conditions satisfactory to Trade Bank;

                    (5) if an appraisal of any real property is specified in any Facility Supplement, an appraisal from an appraiser acceptable to Trade Bank reflecting values satisfactory to Trade Bank;

                    (6) if a policy of title insurance is specified in any Facility Supplement, an ALTA policy containing the endorsements, and issued by a company, acceptable to Trade Bank; and

                    (7) if insurance is required in the Addendum, the insurance policies specified in the Addendum (or other satisfactory proof thereof) from insurers acceptable to Trade Bank.


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      3.2 CONDITIONS TO MAKING EACH CREDIT EXTENSION. The obligation of Trade
Bank to make each Credit Extension is subject to the fulfillment to Trade Bank's satisfaction of the following conditions:

             (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement, the Facility Documents and the Collateral Documents will be true and correct on as of the date of the Credit Extension with the same effect as though such representations and warranties had been made on and as of such date;

             (b) DOCUMENTATION. Trade Bank must have received, in form and substance satisfactory to Trade Bank, the following documents and instruments duly executed and in full force and effect:

                    (1) if the Credit Extension is the issuance of a Commercial Letter of Credit, Trade Bank's standard Application For Commercial Letter of Credit or standard Application and Agreement For Commercial Letter of Credit;

                    (2) if the Credit Extension is the issuance of a Standby Letter of Credit, Trade Bank's standard Application For Standby Letter of Credit or standard Application and Agreement For Standby Letter of Credit;


                    (3) if a Borrowing Base Certificate is required for the Credit Extension, a Borrowing Base Certificate demonstrating compliance with the requirements for such Credit Extension.

             (c) FEES. Trade Bank must have received any fees required by the Loan Documents to be paid at the time such Credit Extension is made.


                            IV. AFFIRMATIVE COVENANTS

         Borrower covenants that so long as Trade Bank remains committed to make Credit Extensions to Borrower, and until payment of all Obligations and Credit Extensions, Borrower will comply with each of the following covenants: (For purposes of this Article IV, and Article V below, reference to "Borrower" may also extend to Borrower's subsidiaries, if so specified in the Addendum.)

         4.1 PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees and other Obligations due under this Agreement or under any Loan Document at the time and place and in the manner specified herein or therein.

         4.2 NOTIFICATION TO TRADE BANK. Promptly, but in no event more than 5 calendar days after the occurrence of each such event, provide written notice in reasonable detail of each of the following:

             (a) OCCURRENCE OF A DEFAULT. The occurrence of any Event of Default or any event which with the giving of notice or the passage of time or both would constitute an Event of Default;

             (b) BORROWER'S TRADE NAMES; PLACE OF BUSINESS. Any change of Borrower's (or any Subsidiary's) name, trade name or place of business, or chief executive officer;

             (c) LITIGATION. Any action, claim, proceeding, litigation or investigation threatened or instituted by or against or affecting Borrower (or any Subsidiary) in any court or before any government authority, administrator or agency which may materially and adversely affect Borrower's (or any Subsidiary's) financial condition or business or Borrower's ability to carry on its business in substantially the same manner as it is now being conducted;

             (d) UNINSURED OR PARTIALLY UNINSURED LOSS. Any uninsured or partially uninsured loss through liability or property damage or through fire, theft or any other cause affecting Borrower's (or any Subsidiary's) property in excess of the aggregate amount required hereunder;

             (e) REPORTS MADE TO INSURANCE COMPANIES. Copies of all material reports made to insurance companies; and

             (f) ERISA. The occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan.

         4.3 BOOKS AND RECORDS. Maintain at Borrower's address books and records in accordance with GAAP, and permit any representative of Trade Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of them, and to inspect the properties of Borrower.


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         4.4 TAX RETURNS AND PAYMENTS. Timely file all tax returns and reports required by foreign, federal, state and local law, and timely pay all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly instituted and diligently conducted, (ii) notifies Trade Bank in writing of the commencement of, and any material development in, the proceedings, (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral, and (iv) makes provision, to Trade Bank's satisfaction, for eventual payment of such taxes in the event Borrower is obligated to make such payment.

         4.5 COMPLIANCE WITH LAWS. Comply in all material respects with the provisions of all foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and health and environmental matters.

         4.6 INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including, but not limited to, fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance to be in amounts satisfactory to Trade Bank and to be carried with companies approved by Trade Bank before such companies are retained, and deliver to Trade Bank from time to time at Trade Bank's request schedules setting forth all insurance then in effect. All insurance policies shall name Trade Bank as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to Trade Bank. (Upon receipt of the proceeds of any such insurance, Trade Bank shall apply such proceeds in reduction of the outstanding funded Credit Extensions and shall hold any remaining proceeds as collateral for the outstanding unfunded Credit Extensions, as Trade Bank shall determine in its sole discretion, except that, provided no Event of Default has occurred, Trade Bank shall release to Borrower insurance proceeds with respect to equipment totaling less than $100,000, which shall be utilized by Borrower for the replacement of the equipment with respect to which the insurance proceeds were paid, if Trade Bank receives reasonable assurance that the insurance proceeds so released will be so used.) If Borrower fails to provide or pay for any insurance, Trade Bank may, but is not obligated to, obtain the insurance at Borrower's expense.

      4.7 FURTHER ASSURANCES. At Trade Bank's request and in form and substance satisfactory to Trade Bank, execute all documents and take all such actions at Borrower's expense as Trade Bank may deem reasonably necessary or useful to perfect and maintain Trade Bank's perfected security interest in the Collateral and in order to fully consummate all of the transactions contemplated by the Loan Documents.

                              V. NEGATIVE COVENANTS

         Borrower covenants that so long as Trade Bank remains committed to make any Credit Extensions to Borrower and all Obligations and Credit Extensions have been paid, Borrower will not:

         5.1 MERGE OR CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

         5.2 LIENS. Except for Permitted Liens, mortgage, pledge, grant or permit to exist a security interest in, or lien upon, all or any portion of Borrower's assets now owned or hereafter acquired.

         5.3 USE OF PROCEEDS. Borrower will not use the proceeds of any Credit Extension except for the purposes, if any, specified for such Credit Extension in the Supplement covering the Facility under which such Credit Extension is made.

                       VI. EVENTS OF DEFAULT AND REMEDIES

         6.1 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an "Event of Default":

             (a) FAILURE TO MAKE PAYMENTS WHEN DUE. Borrower's failure to pay principal, interest, fees or other amounts when due under any Loan Document.

             (b) FAILURE TO PERFORM OBLIGATIONS. Any failure by Borrower to comply with any covenant or obligation in this Agreement or in any Loan Document (other than those referred to in subsection (a) above), and such default shall continue for a period of twenty calendar days from the earlier of (i) Borrower's failure to notify Trade Bank of such Event of Default pursuant to Section 4.2(a) above, or (ii) Trade Bank's notice to Borrower of such Event of Default.

             (c) UNTRUE OR MISLEADING WARRANTY OR STATEMENT. Any warranty, representation, financial statement, report or certificate made or delivered by Borrower under any Loan Document is untrue or misleading in any material respect when made or delivered.


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             (d)    DEFAULTS UNDER OTHER LOAN DOCUMENTS. Any "Event of Default"
                    occurs under any other Loan Document; any Guaranty is no longer in full force and effect (or any claim thereof made by Guarantor) or any failure of a Guarantor to comply with the provisions thereof; or any breach of the provisions of any Subordination Agreement or Intercreditor Agreement by any party other than the Trade Bank.

             (e) DEFAULTS UNDER OTHER AGREEMENTS OR INSTRUMENTS. Any default in the payment or performance of any obligation, or the occurrence of any event of default, under the terms of any other agreement or instrument pursuant to which Borrower, any Subsidiary or any Guarantor or general partner of Borrower has incurred any debt or other material liability to any person or entity.

             (f) CONCERNING OR TRANSFERRING PROPERTY. Borrower conceals, removes or transfers any part of its property with intent to hinder, delay or defraud its creditors, or makes or suffers any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law.

             (g) JUDGEMENTS AND LEVIES AGAINST BORROWER. The filing of a notice of judgment lien against Borrower, or the recording of any abstract of judgment against Borrower, in any county in which Borrower has an interest in real property, or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower, or the entry of a judgment against Borrower.

             (h) EVENT OR CONDITION IMPAIRING PAYMENT OR PERFORMANCE. Any event occurs or condition arises which Trade Bank in good faith believes impairs or is substantially likely to impair the prospect of payment or performance by Borrower of the Obligations, including, but not limited to any material adverse change in Borrower's financial condition, business or prospects.

             (i) VOLUNTARY INSOLVENCY. Borrower, any Subsidiary or any Guarantor (i) becomes insolvent, (ii) suffers or consents to or applies for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property,
                    (iii) generally fails to pay its debts as they become due,
                    (iv) makes a general assignment for the benefit of creditors, or (v) files a voluntary petition in bankruptcy, or seeks reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or Federal law granting relief to debtors, whether now or hereafter in effect.

             (j) INVOLUNTARY INSOLVENCY. Any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower, any Subsidiary or Guarantor, or
                    (b) have an order for relief entered against it by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

             (k) CHANGE IN OWNERSHIP. Any change in the ownership of Borrower, any general partner of Borrower or any Guarantor which the Trade Bank determines, in its sole discretion, may adversely affect the creditworthiness of Borrower or credit support for the Obligations.

         6.2 REMEDIES. Upon the occurrence of any Event of Default, or at any time thereafter, Trade Bank, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do any one or more of the following: (a) terminate Trade Bank's obligation to make Credit Extensions or to make available to Borrower the Facilities or other financial accommodations; (b) accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Credit Extension; and/or (c) exercise all its rights, powers and remedies available under the Loan Documents, or accorded by law, including, but not limited to, the right to resort to any or all Collateral or other security for any of the Obligations and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. Notwithstanding the provisions in the foregoing sentence, if any Event of Default set out in subsections (i) and
(j) of Section 6.1 above shall occur, then all the remedies specified in the preceding sentence shall automatically take effect without notice or demand of any kind (all of which are hereby expressly waived by Borrower) with respect to any and all Obligations. All rights, powers and remedies of Trade Bank may be exercised at any time by Trade Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.


                             VII. GENERAL PROVISIONS

         7.1 NOTICES. All notices to be given under this Agreement shall be in writing and shall be given personally or by regular first-class mail, by certified mail return receipt requested, by a private delivery service which obtains a signed receipt, or by facsimile transmission addressed to Trade Bank or Borrower at the address indicated after their signature to this Agreement, or at any other address designated in writing by one party to the other party. Trade Bank is hereby authorized by Borrower to act on such instructions or notices sent by facsimile transmission or telecommunications device which Trade Bank believes come from Borrower. All notices shall be deemed to have been given upon delivery, in the case of notices personally delivered or delivered by private delivery service, upon the expiration of 3 calendar days following the deposit of the notices in the United States mail, in the case of notices deposited in the United States mail with postage prepaid, or upon receipt, in the case of notices sent by facsimile transmission.




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         7.2 WAIVERS. No delay or failure of Trade Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, consent or approval by Trade Bank under any of the Loan Documents must be in writing and shall be effective only to the extent set out in such writing.

         7.3 BENEFIT OF AGREEMENT. The provisions of the Loan Documents shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, executors, administrators, beneficiaries and legal representatives of Borrower and Trade Bank; provided, however, that Borrower may not assign or transfer any of its rights under any Loan Document without the prior written consent of Trade Bank, and any prohibited assignment shall be void. No consent by Trade Bank to any assignment shall release Borrower from its liability for the Obligations unless such release is specifically given by Trade Bank to Borrower in writing. Trade Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Trade Bank's rights and benefits under each of the Loan Documents. In connection therewith, Trade Bank may disclose any information relating to the Facilities, Borrower or its business, or any Guarantor or its business.

         7.4 JOINT AND SEVERAL LIABILITY. If Borrower consists of more than one person or entity, the liability of each of them shall be joint and several, and the compromise of any claim with, or the release of, any one such Borrower shall not constitute a compromise with, or a release of, any other such Borrower.

         7.5 NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of Borrower and Trade Bank and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, any of the Loan Documents to which it is not a party.

         7.6 GOVERNING LAW AND JURISDICTION. This Agreement shall, unless provided differently in any Loan Document, be governed by, and be construed in accordance with, the internal laws of the State of California, except to the extent Trade Bank has greater rights or remedies under federal law whether as a national bank or otherwise. Borrower and Trade Bank (a) agree that all actions and proceedings relating directly or indirectly to this Agreement shall be litigated in courts located within California; (b) consent to the jurisdiction of any such court and consent to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waive any and all rights Borrower may have to object to the jurisdiction of any such court or to transfer or change the venue of any such action or proceeding.

         7.7 SEVERABILITY. Should any provision of any Loan Document be prohibited by, or invalid under applicable law, or held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect, the validity of the other provisions of the Loan Documents.

         7.8 ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the other Loan Documents are the final entire and complete agreement between Borrower and Trade Bank concerning the Credit Extensions and the Facilities; supersede all prior and contemporaneous negotiations and oral representations and agreements. There are no oral understandings, representations or agreements between the parties concerning the Credit Extensions or the Facilities which are not set forth in the Loan Documents. This Agreement and the Supplements may not be waived, amended or superseded except in a writing executed by Borrower and Trade Bank.

         7.9 COLLECTION OF PAYMENTS. Unless otherwise specified in any Loan Document, other than this Agreement or any Note, all principal, interest and any fees due to Trade Bank by Borrower under this Agreement, the Addendum, any Supplement, any Facility Document, any Collateral Document or any Note, will be paid by Trade Bank having Wells Fargo debit any of Borrower's accounts with Wells Fargo and forwarding such amount debited to Trade Bank, without presentment, protest, demand for reimbursement or payment, notice of dishonor or any other notice whatsoever, all of which are hereby expressly waived by Borrower. Such debit will be made at the time principal, interest or any fee is due to Trade Bank pursuant to this Agreement, the Addendum, any Supplement, any Facility Document, any Collateral Document or any Note.

         7.11 COSTS, EXPENSES AND ATTORNEYS' FEES. Borrower will reimburse Trade Bank for all costs and expenses, including, but not limited to, reasonable attorneys' fees and expenses (which counsel may be Trade Bank or Wells Fargo employees), expended or incurred by Trade Bank in the preparation and negotiation of this Agreement, the Notes, the Collateral Documents, the Addenda, and the Facility Documents, in amending this Agreement, the Collateral Documents, the Notes, the Addenda, or the Facility Documents, in collecting any sum which becomes due Trade Bank on the Notes, under this Agreement, the Collateral Documents, the Addenda, the Supplements, or any of the Facility Documents, in the protection, perfection, preservation and enforcement of any and all rights of Trade Bank in connection with this Agreement, the Notes, any of the Collateral Documents, any of the Supplements, any of the Addenda, or any of the Facility Documents, including, without limitation, the fees and costs incurred in any out-of-court work out or a bankruptcy or reorganization proceeding.

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                                VIII. DEFINITIONS

         8.1 "AGREEMENT" means this Agreement and the Addendum attached hereto, as corrected or modified from time to time by Trade Bank and Borrower.

         8.2 "BANKING DAY" means each day except Saturday, Sunday and a day specified as a holiday by federal or California statute.

         8.3 "CLOSING DATE" means the date on which the first Credit Extension is made.

         8.4 "COLLATERAL" means all property securing the Obligations.

         8.5 "COLLATERAL DOCUMENTS" means those security agreement(s), deed(s) of trust, guarantee(s), subordination agreement(s), intercreditor agreement(s), and other credit support documents and instruments required by the Trade Bank to effect the collateral and credit support requirements set forth in the Supplement with respect to the Facilities.

         8.6 "CREDIT EXTENSION" means each extension of credit under the Facilities (whether funded or unfunded), including, but not limited to, (a) the issuance of sight or usance commercial letters of credit or commercial letters of credit supported by backup letters of credit, (b) the issuance of standby letters of credit, (c) the issuance of shipping guarantees, (d) the making of loans against imports for letters of credit, (d) the making of clean import loans outside letters of credit, (e) the making of advances against export orders, (f) the making of advances against outgoing collections, (g) the making of revolving credit working capital loans, (h) the making of term loans, (i) the discounting of drafts or foreign receivables with recourse, (j) the discounting or purchasing of promissory notes with recourse to Borrower, and (k) the entry into foreign exchange contracts.

         8.7 "CREDIT LIMIT" means, with respect to any Facility, the amount specified under the column labeled "Credit Limit" in the Supplement for that Facility.

         8.8 "CREDIT SUBLIMIT" means, with respect to any Subfacility, the amount specified after the name of that Subfacility under the column labeled "Credit Sublimit" in the Supplement for the related Facility.

         8.9 "DOLLARS" and "$" means United States dollars.

         8.10 "FACILITY DOCUMENTS" means, with respect to any Facility, those documents specified in the Supplement for that Facility, and any other documents customarily required by Trade Bank for such Facility.

         8.11 "FACILITY TERMINATION DATE" means, with respect to any Facility, the date specified in the Supplement for that Facility after which no further Credit Extensions will be made under that Facility.

         8.12 "GAAP" means generally accepted accounting principles, which are applicable to the circumstances, as of the date of determination, set out in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession.

         8.13 "LOAN DOCUMENTS" means this Agreement, the Addendum, the Supplements, the Facility Documents and the Collateral Documents.

         8.14 "NOTE" has the meaning specified in Section 3.1(b)(2) above.

         8.15 "OBLIGATIONS" means (a) the obligation of Borrower to pay principal, interest and fees on all funded Credit Extensions and fees on all unfunded Credit Extensions, and (b) the obligation of Borrower to pay and perform when due all other indebtedness, liabilities, obligations and covenants required under the Loan Documents.

         8.16 "PERMITTED LIENS" shall have the meaning provided in the Addendum.

         8.17 "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         8.18 "PRIME RATE" means the rate most recently announced by Wells Fargo at its principal office in San Francisco, California as its "Prime Rate", with the understanding that the Prime Rate is one of Wells Fargo's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Banking Day on which each change in the Prime Rate is announced by Wells Fargo.

         8.19 "SUBSIDIARY" means (i) any corporation at least the majority of whose securities having ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) are at the time owned by Borrower and/or one or more Subsidiaries, and (ii) any joint venture or partnership in which Borrower and/or one or more Subsidiaries has a majority interest.

         8.20 "WELLS FARGO" means Wells Fargo Bank, N.A.


                                 IX. ARBITRATION

         9.01 ARBITRATION. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in 9.05 below) in accordance with the terms of this Agreement. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, any of the Loan Documents or the Notes, or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Loan Documents or the Notes, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Loan Documents or the Notes. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

         9.02 GOVERNING RULES. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the Loan Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

         9.03 NO WAIVER; PROVISIONAL REMEDIES, SELF-HELP AND FORECLOSURE. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

         9.04 ARBITRATOR QUALIFICATIONS AND POWERS; AWARDS. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive laws applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

         9.05 JUDICIAL REVIEW. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (i) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (ii) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (iii) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (A) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (B) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

         9.06 REAL PROPERTY COLLATERAL; JUDICIAL REFERENCE. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA's selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.

         9.07 MISCELLANEOUS. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents, the Notes or any relationship between the parties.

      Borrower and Trade Bank have caused this Agreement to be executed by their duly authorized officers or representatives on the date specified below.


                                                 "BORROWER"


                              JALATE LIMITED, INC.

                              By: /s/ [SIG]
                                  ----------------------------------------------
                              Title: VP Finance & CEO


                               Borrower's Address:
                               6557 Flotilla
                               City of Commerce, CA. 90040



                                                 "LENDER"

                               WELLS FARGO HSBC TRADE BANK,
                               NATIONAL ASSOCIATION

                               By: /s/ JAN MACY-BUESCHER
                                   ---------------------------------------------
                                   Jan Macy-Buescher
                               Title: Vice President

                               Lender's Address:
                               333 South Grand Avenue, 8th Floor
                               Los Angeles, CA 90071

                                                                       EXHIBIT A
WELLS FARGO HSBC TRADE BANK                         ADDENDUM TO CREDIT AGREEMENT
================================================================================

THIS ADDENDUM IS ATTACHED TO THE CREDIT AGREEMENT ("CREDIT AGREEMENT") BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: JALATE LIMITED, INC.

                        ADDITIONAL AFFIRMATIVE COVENANTS

The following covenants are part of Article IV of the Credit Agreement:

REPORTS. Borrower will furnish the following information or deliver the following reports to Trade Bank at the times indicated below:

o ANNUAL FINANCIAL STATEMENTS. Not later than ninety (90) calendar days after and as of the end of each of Borrower's fiscal years, an annual audited financial statement of Borrower prepared by a certified public accountant acceptable to Trade Bank and prepared in accordance with GAAP, to include balance sheet, income statement, statement of cash flow, and source and application of funds statement.

o ANNUAL FORM 10-K STATEMENT. Not later than ninety (90) calendar days after and as of the end of each of Borrower's fiscal years, a 10-K Statement.

o QUARTERLY FORM 10-Q STATEMENT. Not later than sixty (60) calendar days after and as of the end of each of Borrower's fiscal quarters, a 10-Q Statement.

o MONTHLY FINANCIAL STATEMENTS. Not later than thirty (30) calendar days after and as of the end of each calendar month, a financial statement of Borrower prepared by Borrower, to include balance sheet and income statement.

        CERTIFICATE OF ACCURACY AND NO EVENT OF DEFAULT. At the time each financial statement of Borrower required above is delivered to Trade Bank, a certificate of the president or chief financial officer of Borrower that said financial statements are accurate and that there exists no Event of Default under the Agreement nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default.

o ACCOUNT DEBTORS AGED LISTING: A list of the names, addresses and phone numbers of all Borrower's account debtors and an aged listing of their balances shall be due:

        Not later than thirty (30) calendar days after and as of each month-end, and aged listing of accounts receivable, including both factored and unfactored accounts.

o INVENTORY LIST: Not later than thirty (30) calendar days after and as of the end of each quarter, an inventory report showing the types, locations and unit or dollar values of all the inventory collateral.

o COLLATERAL AUDIT: Collateral audit to be performed annually, by auditors acceptable to Trade Bank.

o INSURANCE: Borrower will maintain in full force and effect insurance coverage on all Borrower's property, including, but not limited to, the following types of insurance coverage:
               policies of fire insurance
               marine cargo insurance
               business personal property insurance

        All the insurance referred to in the preceding sentence must be in form, substance and amounts, and issued by companies, satisfactory to Trade Bank, and cover risks required by Trade Bank and contain loss payable endorsements in favor of Trade Bank.


FINANCIAL COVENANTS. Borrower will maintain the following (if Borrower has any Subsidiaries which must be consolidated under GAAP, the following applies to borrower and the consolidated Subsidiaries):

o CURRENT RATIO. Not at any time less than 1.25 to 1.0. ("CURRENT RATIO" means total current assets divided by total current liabilities, and "CURRENT ASSETS" and "CURRENT LIABILITIES" have the meanings given to them in accordance with GAAP; provided, however, that "current liabilities" will include indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness.)

o WORKING CAPITAL. Not at any time less than $2,000,000. ("WORKING CAPITAL" means total current assets minus total current liabilities; provided, however, that "current liabilities" will include indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness.)

o TANGIBLE NET WORTH. Not at any time less than $3,200,000 up to and including September 29, 1997 and $4,000,000 thereafter, ("TANGIBLE NET WORTH" means the excess of total assets over total liabilities determined in accordance with GAAP, (a) excluding, however, in determining total assets (i) all assets which would be classified as intangible assets under GAAP, including, but not limited to, goodwill, licenses, patents, trademarks, trade names, copyrights, capitalized software and organizational costs, licenses and franchises, and (ii) assets which Trade Bank determines in its business judgment would not be available or would be of relatively small value in a liquidation of Borrower's business, including, but not limited to, prepaid expenses, loans to officers or affiliates and other items, and (b) including, in determining total liabilities, indebtedness which is subordinated to the Obligations to Trade Bank.)

o TOTAL LIABILITIES DIVIDED BY TANGIBLE NET WORTH. Not at any time greater than 1.75 to 1.0 up to and including September 29, 1997 and 1.40 to 1.0 thereafter. ("Tangible Net Worth" has the meaning given to it above, and "Total Liabilities" includes indebtedness which is subordinated to the Obligations to Trade Bank under a subordination agreement in form and substance acceptable to Trade Bank or by subordination language acceptable to Trade Bank in the instrument evidencing such indebtedness.)

o PRE-TAX LOSS. Year-to-date pre-tax loss not to exceed $1,250,000 through June 30, 1997; and not to exceed $500,000 through year to date September 30, 1997.

                          ADDITIONAL NEGATIVE COVENANTS

The following covenants are part of Article V of the Credit Agreement (Borrower shall also cause any Subsidiary to comply with the following covenants):

o USE OF PROCEEDS. Borrower will not use the proceeds of any Credit Extension except for the purposes, if any, specified for such Credit Extension in the Supplement covering the Facility under which such Credit Extension is made.

o LIENS. Borrower will not create or permit any liens, charges, security interests, encumbrances or adverse claims with respect to any of its property or other assets except for the following "PERMITTED LIENS":

           purchase money security interests in specific items of Borrower's equipment;

           additional security interests and liens consented to in writing by Trade Bank in its sole discretion;

o ACQUISITIONS OF ASSETS. Borrower will not acquire any assets or enter into any other transaction outside the ordinary course of Borrower's business.

o LOANS AND INVESTMENTS. Borrower will not make any loans or advances to, or investments in, any person or entity except for accounts receivable created in the ordinary course of Borrower's business.

o INDEBTEDNESS FOR BORROWED MONEY. Borrower will not incur any indebtedness for borrowed money, except to Trade Bank and except for indebtedness subordinated to the Obligations by an instrument or agreement in form acceptable to Trade Bank.

o GUARANTEES. Borrower will not guarantee or otherwise become liable with respect to the obligations of any other person or entity, except for endorsement of instruments for deposit into Borrower's account in the ordinary course of Borrower's business.

o DIVIDENDS AND DISTRIBUTIONS OF CAPITAL OF CORPORATION. If Borrower is a corporation, Borrower will not pay or declare any dividends or make any distribution of capital on Borrower's stock (except for dividends payable solely in stock of Borrower).

o STOCK REDEMPTIONS. Borrower will not redeem, retire, purchase or otherwise acquire, directly or indirectly, any of Borrower's stock.

o INVESTMENTS IN, OR ACQUISITIONS OF, SUBSIDIARIES. Borrower will not make any investments in, or form or acquire, any subsidiaries.

o CAPITAL EXPENDITURES. Borrower shall not, without the prior written consent of Trade Bank, make any capital expenditures in any fiscal year in an aggregate amount in excess of $750,000.

o COMPENSATION. Borrower will not, without the prior written consent of Trade Bank, pay, accrue or obligate itself to pay, directly or indirectly, any salaries, bonuses or other compensation or fees to its officers, directors, shareholders or partners, or any members of their immediate families, in any fiscal year in an aggregate amount in excess of $2,500,000.



BY SIGNING HERE BORROWER AGREES TO THE DESIGNATED PROVISIONS IN THIS ADDENDUM:

                                          /s/ [SIG]
                                          --------------------------------------
                                                     (SIGNATURE)

                                                                       EXHIBIT B
WELLS FARGO HSBC TRADE BANK        SIGHT COMMERCIAL LETTERS OF CREDIT SUPPLEMENT
================================================================================

THIS SUPPLEMENT IS AN INTEGRAL PART OF THE CREDIT AGREEMENT BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: JALATE LIMITED, INC.

FACILITY TERMINATION DATE: December 1, 1997

CREDIT LIMIT FOR THIS SIGHT COMMERCIAL LETTERS OF CREDIT FACILITY AND SUBLIMITS:
CREDIT LIMIT: $4,000,000

                                                  CREDIT SUBLIMITS
                                         ---------------------------------------

o  GOODS CONSIGNED TO, OR CONTROLLED BY, TRADE BANK                   $4,000,000


  THE AGGREGATE AMOUNT OF CREDIT EXTENSIONS OUTSTANDING UNDER THIS FACILITY AND
                  THE FOLLOWING OTHER FACILITIES MAY NOT AT ANY
                           ONE TIME EXCEED $4,000,000:
   1. LOANS UNDER THE LOANS AGAINST IMPORTS FOR LETTER OF CREDIT REIMBURSEMENT
                                   SUPPLEMENT
             1. GUARANTEES UNDER THE SHIPPING GUARANTEES SUPPLEMENT

FACILITY DESCRIPTION:

Trade Bank will issue sight commercial letters of credit (each a "Sight Commercial Credit") for the account of Borrower as indicated under the heading "Facility Purpose" below. Subject to the credit sublimits specified above, these Sight Commercial Credits will be transferable or not transferable and have the goods related to them consigned to or not consigned to, or controlled by or not controlled by, Trade Bank, The Facility Credit Limit specified above refers to the aggregate undrawn amount of all Sight Commercial Credits which may be at any one time outstanding under this Facility together with the aggregate amount of all drafts drawn under such Sight Commercial Credits which have not been reimbursed as provided below at such time. The Facility Credit Sublimits specified above refer to the aggregate undrawn amount of all Sight Commercial Credits which may be at any one time outstanding under each subcategory under this Facility together with the aggregate amount of all drafts drawn under such Sight Commercial Credits which have not been reimbursed as provided below at such time.


FACILITY PURPOSE: The Facility may only be used for the following purpose(s):
Assist Borrower in its business of importing, manufacturing and wholesaling of women's and children's apparel.


FACILITY DOCUMENTS:

  Before the first Sight Commercial Credit is issued:
      Trade Bank's standard form Continuing Commercial Letter of Credit Agreement (Form TB 020)

   Before each Sight Commercial Credit is issued:
      Trade Bank's standard form Application For Commercial Letter of Credit (Form TB 002)

   Before each Sight Commercial Credit is amended:
      Trade Bank's standard form Application For Amendment To Letter of Credit (Form TB 010)

   SUBFACILITY DOCUMENTS:

o GOODS CONSIGNED TO, OR CONTROLLED BY, TRADE BANK: See Exhibit C - Collateral/Credit Support Document.

TERM: No Sight Commercial Credit may expire more than one hundred twenty (120) calendar days after the date it is issued.

REIMBURSEMENTS FOR DRAWINGS:

The amount of each drawing paid by Trade Bank under a Sight Commercial Credit will be reimbursed to Trade Bank as follows:

o By Trade Bank having Wells Fargo Bank, N.A. debit any of Borrower's accounts with Wells Fargo Bank, N.A. and forwarding such amount debited to Trade Bank.

o    Immediately on demand of Trade Bank.

o By treating such amount drawn as an advance to Borrower to be repaid at the end of any term specified by Trade Bank to Borrower in writing.

FEES: The following fees will apply to the Sight Commercial Credits:

o FACILITY FEE: Borrower will pay the following Facility Fee to Trade Bank before any Facility, including this Facility, is made available to
     Borrower: $5,000.

o    ISSUANCE FEES/FEES FOR INCREASING CREDIT AMOUNTS OR EXTENDING EXPIRATION
     DATES: (Minimum $50) 1/8 of 1% for every 120-day period or fraction thereof of the term of each Sight Commercial Credit on the amount of each Sight Commercial Credit and of any increase in such amount.
     PAYABLE: At the time each Sight Commercial Credit is issued or increased and at the time the expiration date of any Sight Commercial Credit is extended.

o    AMENDMENT FEES: (Minimum $50)
     $50 for each amendment, unless the amendment is an increase in the Sight Commercial Credit amount or an extension of the expiration date, in which case the Issuance Fee above will substitute for any Amendment Fee.
     PAYABLE: At the time each amendment is issued.

o    NEGOTIATION PAYMENT/EXAMINATION FEES: (Minimum $75)
     1/8 of 1% of the face amount of each drawing under each Sight Commercial Credit.
     PAYABLE: At the time any draft or other documents are negotiated, paid or examined.


INTEREST RATE:

All drawings under Sight Commercial Credits not reimbursed on the day they are paid by Trade Bank will bear interest at the following rate from the date they are paid by Trade Bank to the date such payment is fully reimbursed:

o    PRIME RATE: The Prime Rate plus 5% per annum.

o INTEREST PAYMENT DATES: Interest on unreimbursed drawings under Sight Commercial Credits will be paid on the date the unreimbursed drawing is fully reimbursed.

COLLATERAL/CREDIT SUPPORT DOCUMENTS: See Exhibit C - Collateral/Credit Support Document.



BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT: /s/ INIT
                                                                        --------

                                                                       EXHIBIT B
                                                           LOANS AGAINST IMPORTS
WELLS FARGO HSBC TRADE BANK        FOR LETTER OF CREDIT REIMBURSEMENT SUPPLEMENT
================================================================================

THIS SUPPLEMENT IS AN INTEGRAL PART OF THE CREDIT AGREEMENT BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: JALATE LIMITED, INC.

FACILITY TERMINATION DATE: DECEMBER 1, 1997

CREDIT LIMIT FOR THIS LOANS AGAINST IMPORTS FOR LETTER OF CREDIT FACILITY AND
SUBLIMITS: CREDIT LIMIT: $2,000,000


                                                     CREDIT SUBLIMITS
                                       -----------------------------------------
 SUPPORTED BY GUARANTEE OR INSURANCE OR
 OTHER COLLATERAL                                    $2,000,000
 Floating Interest Rate
 No Borrowing Base


 THE AGGREGATE AMOUNT OF CREDIT EXTENSIONS OUTSTANDING UNDER THIS FACILITY AND
   THE FOLLOWING OTHER FACILITIES MAY NOT AT ANY
                          ONE TIME EXCEED $2,000,000:
             1. GUARANTEES UNDER THE SHIPPING GUARANTEES SUPPLEMENT

FACILITY DESCRIPTION:

Trade Bank will make loans to Borrower solely for the purpose of financing Borrower's obligations to reimburse Trade Bank for amounts paid by Trade Bank under Sight and usance Commercial Credits issued by Trade Bank for the account of Borrower in connection with Borrower's imports. At the time of request for a loan under this Facility, Borrower will provide to Trade Bank evidence of any related supplier financing available to Borrower for goods or other property shipped to Borrower under sight and usance Commercial Credits. Loans made by Trade Bank under this Facility cannot be used by Borrower to repay outstanding clean import loans that have matured. Subject to the credit sublimits specified above, these loans may be supported by (i) a standby letter of credit in favor of Trade Bank or (ii) a guarantee or other collateral.

FACILITY DOCUMENTS: Promissory Note

SUBFACILITY DOCUMENTS:

o SUPPORTED BY ACCOUNTS RECEIVABLE, INVENTORY OR OTHER COLLATERAL: See Exhibit C - Collateral/Credit Support Document.

TERM: Each loan made under this Facility must be repaid within sixty (60) calendar days after it is made.

Trade Bank, in its sole discretion, may deduct from the term of a loan made under this Facility the number of days of financing period extended to Borrower by the relevant supplier.

FEES: The following fees will apply to this Facility:

o FACILITY FEE: Borrower will pay the following Facility Fee to Trade Bank before any Facility, including this Facility, is made available to
     Borrower: $5,000.

INTEREST RATE: All advances under this Facility will bear interest at the following rate:

o    PRIME RATE: The Prime Rate plus .25% per annum.

INTEREST PAYMENT DATES: Interest on the outstanding advances under this Facility will be paid at the maturity of each advance.

PREPAYMENTS: Prepayments of the outstanding loans under this Facility are permitted in any amounts.

BORROWING BASE TERMS:

COLLATERAL/CREDIT SUPPORT DOCUMENTS: See Exhibit C - Collateral/Credit Support Document.


BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT: /s/ INIT
                                                                        --------
                                   Page 1 of 1

WELLS FARGO HSBC TRADE BANK                           LOANS AGAINST IMPORTS NOTE
================================================================================

$2,000,000                                                          May 31, 1997


FOR VALUE RECEIVED, the undersigned JALATE LIMITED, INC., a California corporation (jointly and severally, if the undersigned be more than one) ("Borrower") hereby promises to pay to the order of WELLS FARGO HSBC TRADE BANK, N.A. ("Bank"), when due as provided herein, at its 333 South Grand Avenue, 8th Floor, Los Angeles, CA 90071 office, in lawful money of the United States and in immediately available funds, the principal sum of Two Million Dollars ($2,000,000) or, if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower from time to time, as evidenced on the records of Bank, together with interest thereon as hereinafter provided.

Borrower may from time to time from the date of this Note up to and including December 1, 1997, borrow and partially or wholly repay its outstanding advances, and reborrow, subject to all of the limitations, terms and conditions of this Note and of that certain Credit Agreement between Borrower and Trade Bank dated as of May 31, 1997, as amended from time to time ("Credit Agreement") executed in connection with or governing this Note; provided that the total advances made under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

The principal amount and maturity of each advance shall be agreed upon by Borrower and Bank prior to the making of each advance, and such terms, together with the applicable interest rate of each advance and all payments of principal and interest made on this Note shall be inscribed by Bank on its records. Each advance shall be payable on the earlier of (i) the due date thereof, as inscribed by Bank on its records, or (ii) 60 days after the date such advance is made. All payments shall be made free of any setoff, counterclaims or withholdings. Each entry set forth on Bank's records shall be the prima facie evidence of the facts so set forth. No failure by Bank to make, or no error by Bank in making, any inscription on its records shall affect Borrower's obligation to repay the full principal amount advanced by Bank to or for the account of Borrower, or Borrower's obligation to pay interest thereon at the agreed upon rate.

Each advance shall bear interest at the Prime Rate (defined herein) plus one-quarter of one percent (.25%). Interest will be calculated for each day at 1/360th of the applicable per annum rate, which will result in a higher effective annual rate. Accrued interest shall be payable at such times and dates as shall be agreed upon by Borrower and Bank prior to the making of each advance and evidenced on the records of Bank, provided that, all accrued interest on an advance shall be due and payable at the maturity (by acceleration or otherwise) of such advance. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. "Prime Rate" means the rate of interest most recently announced by Wells Fargo Bank, N.A. at its principal office in San Francisco, California as its "Prime Rate", with the understanding that the Prime Rate is one of Wells Fargo Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo Bank may designate.
Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Banking Day on which each change in the Prime Rate is announced by Wells Fargo Bank.

Advances hereunder, to the total amount of the principal sum stated above and up to and including the date set forth in the receding paragraph, may be made by the holder at the oral or written request of Frederick R. Fenway or Vinton Bacin any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

Upon the occurrence of any Event of Default as defined in the Credit Agreement, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.



                                                   "BORROWER"


                                    JALATE LIMITED, INC.


                                    By: /s/ [SIG]
                                        ----------------------------------------
                                        Title: VP Finance & CFO


                                    Borrower's Address:
                                    6557 Flotilla
                                    City of Commerce, CA. 90040

                           ADDENDUM TO PROMISSORY NOTE


THIS ADDENDUM is attached to and made a part of that certain promissory note executed by JALATE LIMITED, INC., a California corporation ("Borrower") and payable to WELLS FARGO HSBC TRADE BANK, NATIONAL ASSOCIATION, or order, dated as of May 31,1997, in the principal amount of Two Million Dollars ($2,000,000) (the "Note").

         The following arbitration provision is hereby incorporated into the
Note:

   ARBITRATION:

        (a) Arbitration. Upon the demand of any party, any Dispute shall be resolved by binding arbitration (except as set forth in (e) below) in accordance with the terms of this Note. A "Dispute" shall mean any action, dispute, claim or controversy of any kind, whether in contract or tort, statutory or common law, legal or equitable, now existing or hereafter arising under or in connection with, or in any way pertaining to, this Note and each other document, contract and instrument required hereby or now or hereafter delivered to Bank in connection herewith (collectively, the "Documents"), or any past, present or future extensions of credit and other activities, transactions or obligations of any kind related directly or indirectly to any of the Documents, including without limitation, any of the foregoing arising in connection with the exercise of any self-help, ancillary or other remedies pursuant to any of the Documents. Any party may by summary proceedings bring an action in court to compel arbitration of a Dispute. Any party who fails or refuses to submit to arbitration following a lawful demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute.

        (b) Governing Rules. Arbitration proceedings shall be administered by the American Arbitration Association ("AAA") or such other administrator as the parties shall mutually agree upon in accordance with the AAA Commercial Arbitration Rules. All Disputes submitted to arbitration shall be resolved in accordance with the Federal Arbitration Act (Title 9 of the United States
   Code), notwithstanding any conflicting choice of law provision in any of the Documents. The arbitration shall be conducted at a location in California selected by the AAA or other administrator. If there is any inconsistency between the terms hereof and any such rules, the terms and procedures set forth herein shall control. All statutes of limitation applicable to any Dispute shall apply to any arbitration proceeding. All discovery activities shall be expressly limited to matters directly relevant to the Dispute being arbitrated. Judgment upon any award rendered in an arbitration may be entered in any court having jurisdiction; provided however, that nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.

        (c) No Waiver; Provisional Remedies, Self-Help and Foreclosure. No provision hereof shall limit the right of any party to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies, including without limitation injunctive relief, sequestration, attachment, garnishment or the appointment of a receiver, from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding. The exercise of any such remedy shall not waive the right of any party to compel arbitration or reference hereunder.

        (d) Arbitrator Qualifications and Powers; Awards. Arbitrators must be active members of the California State Bar or retired judges of the state or federal judiciary of California, with expertise in the substantive law applicable to the subject matter of the Dispute. Arbitrators are empowered to resolve Disputes by summary rulings in response to motions filed prior to the final arbitration hearing. Arbitrators (i) shall resolve all Disputes in accordance with the substantive law of the state of California, (ii) may grant any remedy or relief that a court of the state of California could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award, and (iii) shall have the power to award recovery of all costs and fees, to impose sanctions and to take such other actions as they deem necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the California Rules of Civil Procedure or other applicable law. Any Dispute in which the amount in controversy is $5,000,000 or less shall be decided by a single arbitrator who shall not render an award of greater than $5,000,000 (including damages, costs, fees and expenses). By submission to a single arbitrator, each party expressly waives any right or claim to recover more than $5,000,000. Any Dispute in which the amount in controversy exceeds $5,000,000 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations.

        (e) Judicial Review. Notwithstanding anything herein to the contrary, in any arbitration in which the amount in controversy exceeds $25,000,000, the arbitrators shall be required to make specific, written findings of fact and conclusions of law. In such arbitrations (A) the arbitrators shall not have the power to make any award which is not supported by substantial evidence or which is based on legal error, (B) an award shall not be binding upon the parties unless the findings of fact are supported by substantial evidence and the conclusions of law are not erroneous under the substantive law of the state of California, and (C) the parties shall have in addition to the grounds referred to in the Federal Arbitration Act for vacating, modifying or correcting an award the right to judicial review of (1) whether the findings of fact rendered by the arbitrators are supported by substantial evidence, and (2) whether the conclusions of law are erroneous under the substantive law of the state of California. Judgment confirming an award in such a proceeding may be entered only if a court determines the award is supported by substantial evidence and not based on legal error under the substantive law of the state of California.

        (f) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business, by applicable law or regulation, or to the extent necessary to exercise any judicial review rights set forth herein. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the Documents or the subject matter of the Dispute shall control. This Note may be amended or modified only in writing signed by Borrower. If any provision of this Note shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or any remaining provisions of this Note. This arbitration provision shall survive termination, amendment or expiration of any of the Documents or any relationship between the parties.

     IN WITNESS WHEREOF, this Addendum has been executed as of the same date as the Note.



                                                   "BORROWER"


                                    JALATE LIMITED, INC.


                                    By: /s/ [SIG]
                                        ----------------------------------------
                                    Title: VP Finance & CFO

                                                                       EXHIBIT B
WELLS FARGO HSBC TRADE BANK                       SHIPPING GUARANTEES SUPPLEMENT
================================================================================

THIS SUPPLEMENT IS AN INTEGRAL PART OF THE CREDIT AGREEMENT BETWEEN WELLS FARGO HSBC TRADE BANK AND THE FOLLOWING BORROWER:

NAME OF BORROWER: JALATE LIMITED, INC.

FACILITY TERMINATION DATE: DECEMBER 1, 1997

CREDIT LIMIT FOR THIS SHIPPING GUARANTEE FACILITY AND SUBLIMITS: CREDIT LIMIT:
$500,000

                                                 CREDIT SUBLIMITS
                                      ------------------------------------------

o    SHIPPING GUARANTEE FACILITY           $500,000

  THE AGGREGATE AMOUNT OF CREDIT EXTENSIONS OUTSTANDING UNDER THIS FACILITY AND THE FOLLOWING OTHER FACILITIES MAY NOT AT ANY ONE TIME EXCEED $2,000,000:
   1. LOANS UNDER THE LOANS AGAINST IMPORTS FOR LETTER OF CREDIT REIMBURSEMENT
                                   SUPPLEMENT


FACILITY DESCRIPTION AND PURPOSE:

Trade Bank will issue shipping guarantees for the account of Borrower. These shipping guarantees will be undertakings for delivery of cargo without surrender of bills of lading, or any other undertakings, agreements, guarantees, indemnities, releases, bonds, letters, documents or authorizations to or in favor of a carrier or other person or entity in order to permit delivery to Borrower of property. The Credit Limit specified above for this Facility refers to the aggregate amount of all shipping guarantees which may be outstanding at any one time.


FACILITY DOCUMENTS:

Indemnity For Undertakings In Connection With Deliveries of Goods or Issuance of Duplicate Bills of Lading.


TERM:

No shipping guarantee issued by Trade Bank for Borrower will expire more than ninety (90) calendar days after the date it is issued.


REIMBURSEMENTS FOR PAYMENTS UNDER GUARANTEES:

The amount of each payment made by Trade Bank under shipping guarantees issued by Trade Bank for Borrower will be reimbursed to Trade Bank as follows:

o By Trade Bank having Wells Fargo Bank, N.A. debit any of Borrower's accounts with Wells Fargo Bank, N.A. and forwarding such amount debited to Trade Bank.

o    Immediately on demand of Trade Bank.

o By treating such amount drawn as an advance to Borrower to be repaid at the end of any term specified by Trade Bank to Borrower in writing.

FEES: The following fees will apply to this Facility and the issuance of each shipping guarantee:

o FACILITY FEE: Borrower will pay the following Facility Fee to Trade Bank before this Facility is made available to Borrower: $5,000.

o    ISSUANCE FEE: Flat $75 for each issuance.
     PAYABLE: At the time each shipping guarantee is issued.


INTEREST RATE:

All payments made by Trade Bank under shipping guarantees issued for Borrower which are not reimbursed on THE day they are MADE by Trade Bank will bear interest at the following rate from the date they are made to the date such payment is fully reimbursed:

o    PRIME RATE: The Prime Rate plus 5% per annum.

o INTEREST PAYMENT DATES: Interest on payments made by Trade Bank under this Facility which are not reimbursed on the day they are made will be paid on the date the payment is fully reimbursed.

PREPAYMENTS: Permitted in any amounts.

COLLATERAL/CREDIT SUPPORT DOCUMENTS: See Exhibit C - Collateral/Credit Support Document.

BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS SUPPLEMENT: /s/ INIT
                                                                        --------

                                                                       EXHIBIT C
WELLS FARGO HSBC TRADE BANK                   COLLATERAL/CREDIT SUPPORT DOCUMENT
================================================================================


o    PERSONAL PROPERTY SECURITY FROM BORROWER:

     First priority lien in the following assets of Borrower:
         inventory

     Second priority lien in the following assets of Borrower:
         accounts receivable

     COLLATERAL DOCUMENTS:
         Security Agreement: Rights to Payment and Inventory
         UCC-1 Financing Statement
         UCC-3 Search

o INTERCREDITOR AGREEMENT: The creditor or creditors named below under the heading "Collateral Documents" will enter into an intercreditor arrangement with Trade Bank with respect to the Obligations under this Facility.

     COLLATERAL DOCUMENTS:
         Intercreditor Agreement with Heller Financial, Inc.


BY INITIALING HERE BORROWER AGREES TO ALL THE TERMS OF THIS EXHIBIT: /s/ INIT
                                                                    ------------




                                   Page 1 of 1